Exhibit 99.1

WhiteHawk Minerals Corp. Announces $45.5 Million of Acquisitions, Third Quarter 2026 Results, and Quarterly Dividend

Thirteen Recent Acquisitions Totaling $45.5 Million of Core Appalachia and Haynesville Mineral and Royalty Interests

Record Production of 71.3 MMcfe/d for the Third Quarter 2026, Up 10% Year-Over-Year and 2% Compared to the Second Quarter 2026

Declared Dividend of $0.50 Per Share ($2.00 Annualized)

PHILADELPHIA, November 12, 2026 – WhiteHawk Minerals Corp. (NYSE: WHK) (“WhiteHawk” or the “Company”) today announced the signing of $45.5 million of natural gas mineral and royalty acquisitions since August 13, 2026, as well as operating and financial results for the third quarter ended September 30, 2026. WhiteHawk will host a conference call and webcast to discuss its results for the third quarter of 2026 on November 13, 2026 at 9:00 a.m. Eastern Time.

Third Quarter 2026 and Recent Highlights

•
Signed 13 acquisitions totaling $45.5 million of core Marcellus, Utica, and Haynesville Shale natural gas mineral and royalty interests since the Company’s August 13, 2026 earnings release, which together are expected to add approximately $5.6 million and $7.5 million of incremental cash flow in 2027 and 2028, respectively
•
Net production of 71.3 MMcfe/d, an increase of 10% over the prior year quarter and 2% over the second quarter of 2026
•
Net income of $6.9 million
•
Net cash provided by operating activities of $10.4 million
•
Adjusted EBITDA of $21.1 million, which includes results from the previously announced $105.0 million SJM II Acquisition from its September 25, 2026 closing date through September 30, 2026; Acquisition Adjusted EBITDA of $25.0 million, which is inclusive of the incremental Adjusted EBITDA attributable to the assets acquired in the SJM II Acquisition for the pre-closing portion of the period beginning July 1, 2026 through September 25, 2026
•
Cash Available for Distribution of $18.0 million, based on 27.9 million weighted average shares of Class A and Class B common stock outstanding for the period; Acquisition Adjusted Cash Available for Distribution of $20.8 million
•
Declared a cash dividend of $0.50 per share of Class A common stock ($2.00 per share annualized), payable on November 30, 2026 to holders of record as of November 23, 2026
•
Cash and cash equivalents of $23.7 million and total debt of $62.5 million as of September 30, 2026, with a $175 million undrawn reserve-based revolving credit facility
•
Inclusive of the Company’s signed acquisitions, WhiteHawk will own mineral and royalty interests across approximately 3.6 million gross unit acres, with cash flow from more than 11,700 producing wells, 313 wells in process, 183 permitted wells and 9,300 undeveloped locations.

Management Comments

“Continuing the momentum, WhiteHawk is benefiting from its base business and two-pronged acquisition strategy, driving an increase in Cash Available for Distribution and net asset value,” stated Daniel Herz, Chairman, President and Chief Executive Officer of WhiteHawk. “We continue to benefit directly from our best-in-class operators’ performance and growth potential. We are particularly excited by EQT’s pending acquisition of Range, which brings together two of our largest Appalachia operators. We believe the combined company’s scale, inventory depth and low-cost structure are well aligned with WhiteHawk’s interests and further support the long-term development of our core mineral position. At the same time, our two-pronged acquisition strategy continues to deliver. Since our IPO, we have signed 22 acquisitions totaling $157.3 million, including 20 ground game transactions totaling over $11 million. We believe these transactions, and execution on our acquisition pipeline, will continue to drive meaningful value for shareholders in the short, medium and long term.”

Acquisition Update

Since the Company’s second quarter earnings call, WhiteHawk has signed definitive agreements for 13 acquisitions of natural gas mineral and royalty interests in the Marcellus, Utica and Haynesville Shale with an aggregate purchase price of $45.5 million, with some remaining subject to customary closing conditions. The transactions include approximately $41.0 million of assets acquired from San Jacinto Minerals II on November 12, 2026 (“SJM II - November Transaction”), which include Appalachia acreage in which WhiteHawk already owns an interest. The Appalachia assets include mineral and royalty interests across approximately 600,000 gross unit acres anchored by EQT Corporation (NYSE: EQT) (“EQT”), Range Resources Corporation (NYSE: RRC) (“Range”), CNX Resources Corporation (NYSE: CNX) (“CNX”), and Antero Resources Corporation (NYSE: AR) (“Antero”).

WhiteHawk’s signed acquisitions, including both ground game transactions and the SJM II - November Transaction, include more than 1,500 producing wells, 140 wells in process, 80 permitted locations, and 1,200 undeveloped locations. The assets to be acquired are expected to generate approximately 5.8 million cubic feet equivalent per day (“MMcfe/d”) and 6.8 MMcfe/d in 2027 and 2028, respectively. The added production is anticipated to add approximately $5.6 million and $7.5 million of incremental cash flow at current strip pricing in 2027 and 2028, respectively. Upon closing, the acquisitions are expected to be immediately accretive to Cash Available for Distribution. These cash flow projections and accretion expectations are forward-looking non-GAAP measures; see “Non-GAAP financial measures” below.

WhiteHawk has funded, or expects to fund, the $45.5 million aggregate purchase price for the 13 acquisitions through a combination of cash on hand and borrowings on its revolving credit facility. The SJM II - November Transaction was structured as a sign-and-close transaction.

Summary of Acquisitions Signed Since Second Quarter Earnings Call

Metric	Amount
Number of acquisitions	13 transactions
Total purchase price	$45.5 million
Gross unit acres	~600,000
Net royalty acres (normalized to 1/8th)	5,102
Average NRI	0.11%
Producing (PDP) locations	>1,500
Wells in process and permits	>220
Undeveloped locations	>1,200

Operations Update

WhiteHawk’s third quarter net production averaged 71.3 MMcfe/d, an increase of 10% from 64.9 MMcfe/d in the third quarter of 2025 and an increase of 2% from 70.0 MMcfe/d in the second quarter of 2026. Third quarter volumes were 5,635,347 Mcf of natural gas, 105,726 barrels of NGLs and 47,671 barrels of oil, or 6,555,729 Mcfe in total, 86% of which was natural gas. WhiteHawk’s third quarter net production includes the SJM II Acquisition from the period of September 25, 2026 (closing date) to September 30, 2026 only. The full impact of the SJM II Acquisition will be included in the Company’s fourth quarter results.

During the last twelve months, 506 gross wells (1.98 net wells) were turned in line across WhiteHawk’s acreage.

In Appalachia, the Company’s four largest operators (EQT, Antero, Range and CNX) represented 95% of WhiteHawk’s total Appalachia production over the last twelve months. Approximately 46% of those four operators’ gross production paid WhiteHawk royalties in the past year. The Company’s 975,000 gross unit acre position captured approximately 52% of all Appalachia wells turned in line by these operators during the last twelve months. WhiteHawk has a five-year capture rate of 43% in Appalachia.

In the Haynesville, the Company’s four largest operators (Expand Energy Corporation (NASDAQ: EXE) (“Expand”), Adamas Energy, Comstock Resources, Inc. (NYSE: CRK) (“Comstock”) and Apex Natural Gas (“Apex”)) represented 65% of WhiteHawk’s total Haynesville production over the last twelve months. Approximately 47% of those four operators’ gross production paid WhiteHawk royalties in the past year. The Company’s 775,000 gross unit acre position captured approximately 48% of all wells turned in line by these operators during the last twelve months. WhiteHawk has a five-year capture rate of 51% in the Haynesville.

Third Quarter 2026 Financial Results

Total revenue was $21.5 million, a decrease of 11% compared to the third quarter 2025 and a 26% decrease compared to the second quarter 2026. The decrease in the third quarter 2026 revenue compared to the third quarter 2025 and second quarter 2026 revenue was primarily attributable to a decrease in unrealized gains on commodity derivative instruments of $6.1 million and $8.1 million, respectively, which was partially offset by an increase in production and lease bonus activity.

Revenue for the third quarter 2026 includes $1.4 million of unrealized losses on commodity derivative instruments and reflects $3.3 million of deductions for gathering, transportation, and other costs. Average realized natural gas prices for the third quarter of 2026 were $3.50 per Mcf including hedge settlements and $2.53 per Mcf before the effects of hedge settlements, compared to Henry Hub first-of-month pricing that averaged $2.96 per MMBtu for the quarter. Average realized crude oil prices for the third quarter of 2026 were $67.00 per barrel including hedge settlements and $83.61 per barrel of oil before the effects of hedge settlements. The Company realized $20.15 per barrel of NGLs. WhiteHawk protects a substantial portion of its revenue through its hedge instruments, with 96% of natural gas production hedged for the third quarter of 2026. Please see below for a table of the Company’s hedge positions as of November 12, 2026.

Net income was $6.9 million for the third quarter of 2026, compared to $2.1 million for the third quarter of 2025 and a net loss of $39.2 million for the second quarter of 2026. Adjusted EBITDA was $21.1 million for the third quarter 2026, an increase of 26% from the third quarter of 2025 and 2% from the second quarter of 2026. The Company's revenue, net income, and Adjusted EBITDA include the results of operations from the previously announced SJM II Acquisition from the date of closing on September 25, 2026 through September 30, 2026. WhiteHawk's fourth quarter 2026 results will reflect a full quarter of results from our

SJM II Acquisition as well as the results of the SJM II - November Transaction from its closing date on November 12, 2026 through December 31, 2026. Total general and administrative expenses were $4.6 million, including $1.7 million of IPO and acquisition-related expenses, and $1.1 million of non-cash stock-based compensation.

Consolidated net income for the third quarter of 2026 reflects $1.7 million of IPO and acquisition-related expenses and a $2.7 million non-cash gain from the decrease in the fair value of the earnout liability.

Financial Results

WhiteHawk Minerals Corp.
SELECTED OPERATING DATA
(Unaudited)

	Three Months Ended
	September 30,
	2026	2025

Production Data:
Natural gas (Mcf)	5,635,347	5,303,117
Oil (Bbls)	47,671	40,667
Natural gas liquids (Bbls)	105,726	70,859
Combined volumes (Mcfe)	6,555,729	5,972,273
Average daily combined volume (Mcfe/d)	71,258	64,916

Average sales prices:
Natural gas (Mcf)	$2.53	$2.52
Oil (Bbls)	$83.61	$63.90
Natural gas liquids (Bbls)	$20.15	$20.45
Combined per Mcfe	$3.11	$2.92

Average realized price after effects of hedge settlements:
Natural gas (Mcf)	$3.50	$3.40
Oil (Bbls)	$67.00	$64.09
Combined per Mcfe	$3.82	$3.70

WhiteHawk Minerals Corp.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30,
	2026	2025
Revenues:
Royalty revenue	$17,030	$14,430
Gain (loss) on commodity derivative instruments	3,245	9,346
Lease bonus and other revenue	1,197	450
Total revenue	21,472	24,226
Operating expenses:
General and administrative	4,571	2,817
Management fees	-	2,739
Depletion, depreciation and accretion	10,620	8,837
Total operating expenses	15,191	14,393
Operating income (loss)	6,281	9,833

Other expense:
Loss on extinguishment of debt	-	-
Change in fair value of earnout liability	(2,683)	-
Interest expense, net	2,163	6,611
Income (loss) before income taxes	6,801	3,222
Provision for (benefit from) income taxes	(91)	1,171
Net income (loss)	6,892	2,051
Net (income) loss attributable to non-controlling interests	(671)	-
Earnings allocated to participating securities	(2,272)	(2,089)
Net income (loss) attributable to common stockholders	$3,949	$(38)

Net income (loss) per common share attributable to common stockholders:
Class A common stock (basic and diluted)	$0.16	$(0.00)

WhiteHawk Minerals Corp.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	December 31,
ASSETS	2026	2025
Current assets:
Cash and cash equivalents	$23,663	$28,989
Accounts receivable	8,452	10,176
Short-term derivative asset	14,419	5,349
Other current assets	1,493	1,410
Total current assets	48,027	45,924
Natural gas and oil mineral interests, net - successful efforts method	574,331	460,586
Other property and equipment, net	186	275
Other assets	8,009	353
Total assets	$630,553	$507,138

LIABILITIES, MEZZANINE EQUITY AND EQUITY
Current liabilities:
Accounts payable	$1,085	$1,177
Accrued liabilities	3,079	1,158
Accrued dividends	-	7,516
Senior notes, current portion	-	6,275
Earnout liability, current portion	9,283	-
Operating lease liabilities, current portion	166	176
Total current liabilities	13,613	16,302
Senior notes, net of unamortized debt issuance costs and current portion	61,742	227,985
Deferred tax liability	-	21,329
Operating lease liabilities, net of current portion	-	121
Earnout liability, net of current portion	13,951	-
Long-term derivative liability	5,717	4,669
Asset retirement obligation	337	316
Total liabilities	95,360	270,722
Mezzanine equity:
Series B Preferred Stock	33,080	27,662
Series E Preferred Stock	49,331	-
Equity:
Class A common stock	-	-
Class T common stock	-	-
Class I common stock	-	-
Class B common stock	-	-
Additional paid in capital	404,217	223,900
Accumulated deficit	(49,078)	(15,146)
Stockholders' equity of WhiteHawk Minerals Corp.	355,139	208,754
Non-controlling interest	97,643	-
Total equity	452,782	208,754
Total liabilities, mezzanine equity and equity	$630,553	$507,138

WhiteHawk Minerals Corp.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2026	2025
Cash flow from operating activities:
Net income (loss)	$(33,376)	$(6,261)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Unrealized (gain) loss on commodity derivative instruments	(5,613)	(5,066)
Depletion, depreciation and accretion	30,483	18,014
Stock-based compensation	2,473	-
Amortization of debt issuance costs	1,006	550
Loss on extinguishment of debt	21,722	3,839
Change in fair value of earnout liability	(989)	-
Deferred income taxes	5,932	(4,276)
Changes in operating assets and liabilities (net of assets and liabilities acquired)
Accounts receivable	1,724	512
Other current assets	(83)	(312)
Other assets	(373)	1,156
Accounts payable	(92)	(1,130)
Accrued liabilities and other liabilities	(5,726)	1,558
Net cash provided by (used in) operating activities	17,088	8,584
Cash flows from investing activities:
Purchases of oil and gas properties, net of post-close adjustments	(146,527)	(115,003)
Internalization, net of cash	(2,882)	-
Acquisition of PHX, net of cash	-	(194,616)
Net cash provided by (used in) investing activities	(149,409)	(309,619)
Cash flows from financing activities:
Proceeds from Senior Notes	-	186,000
Repayment of Senior Notes	(193,685)	(7,025)
Deferred financing costs	(8,803)	(5,791)
Proceeds from the issuance of common stock, net	286,581	152,670
Proceeds from the issuance of Series B preferred stock, net	18,541	14,168
Proceeds from the issuance of Series C preferred stock, net	-	56,000
Proceeds from the issuance of Series D preferred stock, net	37,768	-
Proceeds from the issuance of Series E preferred stock, net	49,440	-
Common stock redemptions	(854)	(267)
Series A Preferred Stock redemptions	-	(19,000)
Series B Preferred Stock redemptions	(10,619)	-
Series C Preferred Stock redemptions	-	(39,200)
Series D Preferred Stock redemptions	(37,780)	-
Dividends paid to Series A Preferred Stock	-	(794)
Dividends paid to Series B Preferred Stock	(2,504)	(1,219)
Dividends paid to Series C Preferred Stock	-	(3,561)
Dividends paid to Series D Preferred Stock	(3,022)	-
Dividends paid to Series E Preferred Stock	(109)	-
Distributions paid to non-controlling interests	(413)	-
Dividends paid to common stockholders	(7,279)	(7,500)
Dividend equivalent rights paid	(267)	-
Net cash provided by (used in) financing activities	126,995	324,481
Net increase (decrease) in cash and cash equivalents	(5,326)	23,446
Cash and cash equivalents, beginning of period	28,989	5,330
Cash and cash equivalents, end of period	$23,663	$28,776
Supplemental disclosure of cash flow information:
Cash paid for interest	$12,188	$12,681
Cash paid for income taxes	$1,943	$13
Non-cash investing and financing activities:
Dividends paid to common stockholders through common stock issuances pursuant to the Distribution Reinvestment Plan	$1,534	$589
Common stock dividend	$-	$26,671
Common stock issued but not yet paid	$-	$7,264
Change in dividends declared but not yet paid	$(7,542)	$1,910

Non-GAAP financial measures

Adjusted EBITDA and Acquisition Adjusted EBITDA

Net income for the third quarter of 2026 was $6.9 million. Adjusted EBITDA and Acquisition Adjusted EBITDA for that quarter were $21.1 million and $25.0 million, respectively. A reconciliation of Adjusted EBITDA and Acquisition Adjusted EBITDA to their most directly comparable GAAP measures is provided in the tables at the end of this release.

Adjusted EBITDA and Acquisition Adjusted EBITDA are supplemental non-GAAP financial measures that management believes are useful to investors in evaluating operating performance and comparing results across periods. WhiteHawk defines Adjusted EBITDA as net income (loss) before interest expense, net, income tax expense (benefit), and depletion, depreciation and accretion, further adjusted to exclude management fees, loss on extinguishment of debt, stock-based compensation, changes in the fair value of the earnout liability, transaction costs, and unrealized gains and losses on commodity derivative instruments. Both measures are reconciled to net income (loss), their most directly comparable GAAP measure.

WhiteHawk defines Acquisition Adjusted EBITDA as Adjusted EBITDA plus the incremental Adjusted EBITDA attributable to the assets acquired in the previously announced $105.0 million SJM II Acquisition for the period beginning July 1, 2026 and ending upon the September 25, 2026 closing, to the extent that it is not included in reported Adjusted EBITDA for the three months ended September 30, 2026. This supplemental measure assumes the acquisition occurred on July 1, 2026; it is not pro forma financial information prepared under Article 11 of Regulation S-X and is not necessarily indicative of results that would have occurred or of future results.

Adjusted EBITDA and Acquisition Adjusted EBITDA do not represent and should not be considered alternatives to, or more meaningful than, their most directly comparable GAAP financial measures or any other measure of financial performance presented in accordance with GAAP as measures of the Company’s financial performance. The Company’s non-GAAP financial measures have important limitations as analytical tools because they exclude some but not all items that affect the most directly comparable GAAP financial measure. The Company’s computations of Adjusted EBITDA and Acquisition Adjusted EBITDA may differ from computations of similarly titled measures of other companies.

The following table presents a reconciliation of the GAAP financial measure of net income (loss) to the non-GAAP financial measures of Adjusted EBITDA and Acquisition Adjusted EBITDA:

WhiteHawk Minerals Corp.

Adjusted EBITDA and Acquisition Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	September 30, 2026		September 30, 2025	June 30, 2026
Net income (loss)	$6,892		$2,051	$(39,205)
Interest expense, net	2,163		6,611	5,034
Depletion, depreciation and accretion	10,620		8,837	10,198
Income tax expense (benefit)	(91)		1,171	9,414
Management fees	-		2,739	15,841
Unrealized loss (gain) on commodity derivative instruments	1,438		(4,696)	(6,655)
Loss on extinguishment of debt	-		-	21,722
Stock-based compensation	1,065		-	925
Change in fair value of earnout liability	(2,683)		-	1,694
Transaction costs	1,688	(a)		1,691	(a)
Adjusted EBITDA	$21,092		$16,713	$20,659
SJM II Acquisition EBITDA	3,879	(b)
Acquisition Adjusted EBITDA	$24,971

(a)
Reflects the inclusion of expenses associated with the Company’s initial public offering and acquisitions.
(b)
Reflects the incremental pre-acquisition contribution from the SJM II Acquisition assets, for the period beginning July 1, 2026 and ending immediately before the September 25, 2026 closing, including $2.8 million of asset-level cash flow and $1.0 million from acquired hedges, assuming the SJM II Acquisition was closed on July 1, 2026, and excluding amounts already included in reported results.

Cash Available for Distribution and Acquisition Adjusted Cash Available for Distribution

Net cash provided by operating activities was $10.4 million for the third quarter of 2026. Cash Available for Distribution and Acquisition Adjusted Cash Available for Distribution were $18.0 million and $20.8 million, respectively, for that quarter. Both are non-GAAP liquidity measures and are reconciled to net cash provided by operating activities in the table below.

Cash Available for Distribution and Acquisition Adjusted Cash Available for Distribution are supplemental non-GAAP liquidity measures that management believes are useful to investors in comparing cash generation across periods and evaluating the Company’s capacity to fund dividends and acquisitions. These measures do not represent the amount of cash actually available for dividends or other discretionary expenditures and do not reflect all contractual obligations, acquisition funding requirements or reserves that may be necessary.

We define Cash Available for Distribution as net cash provided by operating activities, less amortization of debt issuance costs; plus interest expense, net; less changes in deferred income taxes; plus income tax expense (or less income tax benefit), management fees and transaction costs; adjusted to remove changes in operating assets and liabilities; and less cash interest expense, net, cash income taxes and preferred dividends. Each adjustment is shown separately in the reconciliation below. Net cash provided by operating activities is the most directly comparable GAAP measure.

We define Acquisition Adjusted Cash Available for Distribution as Cash Available for Distribution plus the incremental pre-acquisition cash contribution of the assets acquired in the previously announced $105.0 million SJM II Acquisition for the period beginning July 1, 2026 and ending immediately before the September 25, 2026 closing, to the extent that it is not included in reported Cash Available for Distribution for the three months ended September 30, 2026, less the incremental preferred dividends and other applicable financing and tax effects shown in the reconciliation. This supplemental measure assumes the acquisition occurred on July 1, 2026; it is not pro forma financial information prepared under Article 11 of Regulation S-X and is not necessarily indicative of results that would have occurred or of future results.

Cash Available for Distribution and Acquisition Adjusted Cash Available for Distribution do not represent and should not be considered alternatives to, or more meaningful than, cash provided by operating activities or other measures of liquidity presented in accordance with GAAP. The Company’s non-GAAP financial measures have important limitations as analytical tools because they exclude some but not all items that affect the most directly comparable GAAP financial measure. The Company’s computations of Cash Available for Distribution and Acquisition Adjusted Cash Available for Distribution may differ from computations of similarly titled measures of other companies.

Projected incremental cash flow from the acquisitions and their expected accretive impact on Cash Available for Distribution are forward-looking non-GAAP financial measures. Due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred, including commodity prices, production volumes, operating costs and other factors, the Company has not provided a reconciliation to the most comparable forward-looking GAAP measures. The variability of these items may have a significant impact on the Company’s future GAAP financial results.

The following table presents a reconciliation of the GAAP financial measure of net cash provided by operating activities to the non-GAAP measures of Cash Available for Distribution and Acquisition Adjusted Cash Available for Distribution:

WhiteHawk Minerals Corp.

Cash Available for Distribution and Acquisition Adjusted Cash Available for Distribution

(In thousands, except share amounts)

(Unaudited)

	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	September 30, 2026		September 30, 2025	June 30, 2026
Net cash provided by operating activities	$10,386		$12,553	$3,861
Amortization of debt issuance costs	(510)		(186)	(299)
Interest expense, net	2,163		6,611	5,034
Change in deferred income taxes	-		(319)	(6,004)
Income tax expense (benefit)	(91)		1,171	9,414
Management fees	-		2,739	15,841
Transaction costs	1,688	(a)	-	1,691	(a)
Changes in operating assets and liabilities	7,456		(5,856)	(8,880)
Cash interest expense, net	(1,652)		(6,766)	(1,587)
Cash income taxes	(45)		(13)	(550)
Preferred dividends	(1,356)		(2,123)	(1,163)
Cash Available for Distribution	$18,039		$7,811	$17,358
SJM II Acquisition Cash Available for Distribution	2,739	(b)
Acquisition Adjusted Cash Available for Distribution	$20,778

Weighted average shares outstanding
Class A common stock	24,107,794		10,245,578	17,144,497
Class B common stock	3,750,000		-	906,593
Weighted average common stock outstanding	27,857,794		10,245,578	18,051,090

(a)
Reflects expenses associated with the Company’s initial public offering and acquisitions.
(b)
Reflects inclusion of $2.8 million of asset-level cash flow and $1.0 million from acquired hedges partially offset by additional Series E Preferred Stock dividends of $1.1 million as if the SJM II Acquisition had closed on July 1, 2026 and excluding amounts already included in reported results.

Quarterly Dividend

Consistent with the dividend policy disclosed at the time of the Company’s initial public offering, the Board of Directors of WhiteHawk has authorized a quarterly cash dividend on the Company’s Class A common stock at a rate of $0.50 per share, or $2.00 per share on an annualized basis, payable on November 30, 2026 to shareholders of record as of the close of business on November 23, 2026. The annualized rate is four times the declared quarterly dividend and is not a commitment to declare or pay future dividends; future dividends remain subject to the Board’s discretion.

WhiteHawk intends to continue to return a significant portion of its Cash Available for Distribution to shareholders through quarterly dividends, with remaining cash flow reinvested into accretive mineral and royalty acquisitions. Prior to the IPO, WhiteHawk paid dividends monthly and delivered 49 consecutive months of dividends to its equity holders.

Capitalization and Liquidity

As of September 30, 2026, WhiteHawk had cash and cash equivalents of $23.7 million and $61.7 million of senior secured notes outstanding, net of unamortized debt issuance costs. In connection with the $105.0 million SJM II Acquisition closing in September, the Company also completed its fall borrowing base redetermination related to its reserve-based revolving credit facility. WhiteHawk received increased commitments up to $175 million. As of September 30, 2026, WhiteHawk had no borrowings outstanding on its credit facility.

In September 2026, the Company completed a private placement of 2,873,563 shares of Class A Common Stock (“PIPE Offering”) at a purchase price of $26.10 per share, generating aggregate gross proceeds of approximately $75.0 million, before deducting placement agent fees and other expenses.

In September 2026, the Company sold 50,000 shares of Series E Preferred Stock (the “Series E Preferred Stock”) at a price of $1,000.00 per share, resulting in gross proceeds of approximately $50.0 million.

Proceeds from the PIPE Offering, Series E Preferred Stock and cash on hand were used to fund the purchase price of the previously announced SJM II Acquisition.

On October 6, 2026, the Company commenced a continuous, best efforts public offering of up to 100,000 shares of its Series F Redeemable Preferred Stock, par value $0.0001 per share (the “Series F Preferred Stock”), at a public offering price of up to $1,000.00 per share (the “Series F Preferred Offering”). Through November 12, 2026, the Company has received $4.4 million in net proceeds from the sale of Series F Preferred Stock.

Net debt, a non-GAAP financial measure, defined as total debt outstanding less cash and cash equivalents at the end of the period, was $38.8 million at September 30, 2026, down from $55.5 million at June 30, 2026. The Company, in accordance with its credit agreements, was less than 0.50x levered as of September 30, 2026.(1)

(1)
Calculated by dividing the sum of total debt outstanding less cash on hand as of September 30, 2026 by Adjusted EBITDA for the trailing 12-month period. Please refer to the disclosure above for the reconciliation of Adjusted EBITDA to Net income (loss).

Derivatives

As of November 12, 2026, the Company had the following open hedge contracts:

Period and Type of Contract	Volume (MMBtu)	Weighted Average Price (Per MMBtu)
Natural Gas NYMEX Fixed Price Swaps:
2026
Fourth Quarter	3,915,000	$4.03
2027
First Quarter	5,864,000	$3.89
Second Quarter	5,950,000	$3.75
Third Quarter	5,709,000	$3.78
Fourth Quarter	5,690,000	$3.78
2028
First Quarter	6,426,000	$3.66
Second Quarter	6,572,000	$3.64
Third Quarter	6,125,000	$3.63
Fourth Quarter	6,072,000	$3.64
2029
First Quarter	5,133,000	$3.62
Second Quarter	3,699,000	$3.55
Third Quarter	2,229,000	$3.58
Fourth Quarter	2,229,000	$3.58
2030
First Quarter	1,437,000	$3.58

Period and Type of Contract	Volume (MMBtu)	Weighted Average Price (Per MMBtu)
Natural Gas TETCO M2 Basis Price Swaps:
2026
Fourth Quarter	1,325,000	$(1.06)
2027
First Quarter	2,035,000	$(1.03)
Second Quarter	1,857,000	$(1.04)
Third Quarter	1,872,000	$(1.03)
Fourth Quarter	1,886,000	$(1.04)
2028
First Quarter	1,976,000	$(0.87)
Second Quarter	2,197,000	$(0.79)
Third Quarter	2,204,000	$(0.79)
Fourth Quarter	2,177,000	$(0.79)
2029
First Quarter	1,835,000	$(0.79)
Second Quarter	1,318,000	$(0.80)
Third Quarter	983,000	$(0.74)
Fourth Quarter	802,000	$(0.74)
2030
First Quarter	509,000	$(0.74)

Period and Type of Contract	Volume (MMBtu)	Weighted Average Price (Per MMBtu)
Natural Gas TETCO M2 Fixed Price Swaps:
2026
Fourth Quarter	641,000	$3.03
2027
First Quarter	900,000	$3.42
Second Quarter	910,000	$2.91
Third Quarter	920,000	$3.02
Fourth Quarter	920,000	$3.02
2028
First Quarter	273,000	$3.88

Period and Type of Contract	Volume (Bbls)	Weighted Average Price (Per Bbl)
WTI NYMEX Fixed Price Swaps:
2026
Fourth Quarter	14,000	$62.46
2027
First Quarter	40,000	$61.74
Second Quarter	38,000	$62.52
Third Quarter	38,000	$62.61
Fourth Quarter	38,000	$62.71
2028
First Quarter	38,000	$62.74
Second Quarter	26,000	$64.41
Third Quarter	27,000	$64.41
Fourth Quarter	27,000	$64.39
2029
First Quarter	9,000	$64.45

Conference Call

WhiteHawk will host a conference call and webcast to discuss its results for the third quarter of 2026 on November 13, 2026 at 9:00 a.m. Eastern Time. A live webcast and accompanying presentation materials will be available in the Investors section of the Company’s website at www.whitehawkminerals.com, where a replay will be archived following the call.

About WhiteHawk Minerals Corp.

WhiteHawk Minerals Corp. (NYSE: WHK) is a natural gas-focused mineral and royalty company positioned in the core of the Marcellus, Utica and Haynesville Shale. Upon completion of all signed acquisitions, WhiteHawk will own mineral and royalty interests across approximately 3.6 million gross unit acres underlying the industry’s premier natural gas operators, representing approximately 13% exposure to total 2025 U.S. dry gas production. The Company was founded in 2022 by a management team with over 125 years of combined experience and is focused on accretively consolidating the fragmented natural gas mineral and royalty space. For more information, please visit www.whitehawkminerals.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, without limitation, statements regarding the Company’s expectations with respect to the closing, funding and financial impact of the completed and pending acquisitions described herein, including the expected purchase price, target cash flow multiple and accretive impact of such acquisitions; the Company’s expectations regarding the production and cash flow contributions of the assets to be acquired, including the expectation that such assets will generate approximately 5.8 MMcfe/d and 6.8 MMcfe/d of production and approximately $5.6 million and $7.5 million of incremental cash flow in 2027 and 2028, respectively; the Company’s projected post-acquisition asset base, including expected gross unit acres, producing wells, wells in process and undeveloped locations; the Company’s expected sources and uses of funds for pending acquisitions, including use of cash on hand and borrowings under the Company’s revolving credit facility; the Company’s dividend policy, including the declaration and payment of future dividends; the Company’s intention to pay quarterly dividends and to return a significant portion of Cash Available for Distribution to shareholders; expected production; free cash flow; operator development activity on the Company’s acreage, including the timing and development and conversion of wells in progress, permitted wells and undeveloped locations to producing wells; the expected benefits to the Company of EQT’s pending acquisition of Range, including the combined company’s development of the Company’s mineral position; the Company’s hedging program; natural gas demand projections (including estimated incremental demand from artificial intelligence data centers, new power plants and LNG export capacity growth); the Company’s acquisition pipeline and target leverage; the Company’s ability to create shareholder value; and other statements that are not historical facts. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “target,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: changes in commodity prices and regional price differentials; the pace and extent of AI-related electricity demand and LNG export development; the Company’s ability to negotiate, execute and consummate definitive documentation for, and to close, the pending acquisitions on the anticipated timeline or at all, including the risk that a counterparty may fail to satisfy closing conditions or otherwise fail to perform under the applicable purchase and sale agreement; the risk that the actual purchase price, cash flow multiple or other economic terms of the pending or future acquisitions may differ from the estimates presented herein; the risk that production, cash flow contributions and accretive benefits from assets acquired or to be acquired may differ materially from the expectations described herein due to commodity price fluctuations, operator activity levels, well performance, financing costs, taxes, and other factors; the availability and terms of financing for the pending acquisitions, including borrowings under the Company’s revolving credit facility, and the risk that such financing may not be obtained on the anticipated terms, in the anticipated amounts, on the expected timeline or at all; reductions in borrowing capacity under the Company’s reserve-based revolving credit facility, higher interest costs and debt covenant restrictions that may limit the Company’s ability to fund acquisitions or pay dividends; the Company’s ability to identify and consummate additional acquisitions on favorable terms and to obtain financing therefor; operator drilling and completion activity and capital allocation decisions on the Company’s acreage, which the Company does not control, including the risk that wells in process, permitted wells and undeveloped locations may not be developed or brought into production on the anticipated timeline or at all; production declines, curtailments and gathering, processing or transportation constraints; the risk that EQT’s pending acquisition of Range is not completed or that the combined company’s development plans or activity levels on the Company’s acreage differ from current expectations; the effectiveness of the Company’s hedging program, including the risk that hedges may not fully offset adverse changes in realized commodity prices, regional price differentials or production volumes, and the creditworthiness of its hedge counterparties; regulatory changes; general economic and market conditions; and the risks described under “Risk Factors” in the Company’s filings with the U.S. Securities and Exchange Commission. The declaration and payment of any future dividends, including the amount and timing thereof, will be at the sole discretion of the Board of Directors, which may change the Company’s dividend policy at any time and for any reason, including changes in the Company’s financial condition, results of operations, capital requirements, general business conditions or any other factor the Board deems relevant. There can be no assurance that the Company will declare or pay dividends at the current rate, or at all. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update any forward-looking statement, except as required by applicable law.

Investor and Media Contact

John Ragozzino Jr., CFA

investors@whitehawkenergy.com